Exhibit 10.6
CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.
EVERGREEN SOLAR, INC.
Amendment effective on or about January 1, 2010
to Master Supply Agreement with
IBC Solar AG, dated July 14, 2008
The following prices shall be effective January 1, 2010 and update prices for the specified products on a temporary basis [****]:
•	For [****] Product: €[****]

Evergreen Solar, Inc.	IBC Solar AG